Exhibit 5.1

ATTORNEYS AT LAW

June 20, 2025 BitMine Immersion Technologies, Inc. 10845 Griffith Peak Dr., #2 Las Vegas, Nevada 89135

Michael J. FitzGerald*

Eoin L. Kreditor*

Lynne Bolduc

Robert C. Risbrough

George Vausher, LLM, CPA‡

David M. Lawrence

Natalie F. Foti

Pfrancez C. Quijano

William Allen Miller

Litao Zhou

Ikechukwu (Ike) Ubaka

Vivian K. Pham

Elsie L. Secoquian

David A. Kelly†

William R. Mitchell†

Kelly P Pfeiffer†

Deborah M. Rosenthal†

Maria M. Rullo†

Paul J. Sievers†

Re:	Registration Statement on Form S-8
BitMine Immersion Technologies, Inc. 2025 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to BitMine Immersion Technologies, Inc., a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 3,750,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), which may be issued pursuant to the grant or exercise of awards granted under the Company’s 2025 Equity Incentive Plan (the “Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection with our opinion below, we have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Plan, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic, or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents, and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

2 Park Plaza, Suite 850 - Irvine, California 92614 - Telephone: 949-788-8900 - Facsimile: 949-788-8980 - www.FKBRlegal.com

*Professional Corporation - †Of Counsel - ‡Certified Specialist in Estate Planning, Trust & Probate Law, and in Taxation Law, State Bar of California

June 20, 2025

Our opinion set forth below is limited to Delaware General Corporation Law.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted, or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares are duly authorized for issuance, and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ FitzGerald Kreditor Bolduc Risbrough LLP
FitzGerald Kreditor Bolduc Risbrough LLP